EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-149729,333-141661, 333-138984, and 333-158241) and Form S-3 (Nos. 333-153870 and 333-162306) of Achillion Pharmaceuticals, Inc. of our report dated March 11, 2010 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

March 11, 2010

Hartford, Connecticut